NEWS....	Contact: Robert S. Merritt or
February 11, 2004, FOR IMMEDIATE RELEASE	Lisa Hathcoat, (813) 282-1225

OUTBACK STEAKHOUSE, INC.
REPORTS FOURTH QUARTER RESULTS

Tampa, Florida, February 11 --- Outback Steakhouse, Inc. (NYSE-OSI) today reported that net income for the three months ended December 31, 2003 was $45,338,000, equal to $0.58 per share (diluted), compared with $39,238,000 or $0.50 per share (diluted) for the same period in 2002.  For the year ended December 31, 2003, net income was $170,206,000, equal to $2.17 per share (diluted) compared with $150,090,000 or $1.89 per share (diluted) for the same period in 2002.

Revenues for the quarter increased by 19.2% to $718,091,000, compared with $602,670,000 during the same quarter last year.  For the year, revenues grew to $2,744,369,000, compared with $2,362,106,000 for the same period in 2002.  System-wide sales grew by 14.9%, to $846,000,000, for the quarter and by 12.8%, to $3,283,000,000, for the year ended December 31, 2003, compared with the respective periods last year.  System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under the Company’s brand names, whether the Company owns them or not.  The two components of system-wide sales, including those of Outback Steakhouse, Inc. and those of franchisees and development joint ventures are provided in the attached supplemental tables.

The Company also reported comparable store sales and average unit volume changes for the fourth quarter of 2003 compared with the fourth quarter of 2002.  Comparable store sales and average unit volumes for the Company’s restaurant brands for the quarter ended December 31, 2003 compared to the same quarter in 2002 changed by approximately:

Quarter ended December 31, 2003	Company-owned	Franchised and development joint venture		System-wide

Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses……………...….......................…………………	3.8%	5.8%		4.1%
Carrabba’s Italian Grills………...….............................………………	3.5%	-1.0%		2.3%
Fleming’s Prime Steakhouse and Wine Bars................………………	12.8%	N/A		12.8%
Roy’s……………...….......................…………………………………	7.9%	-8.7%	(1)	6.7%
Bonefish Grills……………...….......................………………………	8.2%	-1.8%	(2)	5.9%
Domestic average unit volumes
Outback Steakhouses……………...….......................…………………	3.3%	4.8%		3.6%
Carrabba’s Italian Grills………...….............................………………	1.3%	-1.2%		0.8%
Fleming’s Prime Steakhouse and Wine Bars................………………	10.0%	N/A		10.0%
Roy’s……………...….......................…………………………………	6.5%	-8.7%	(1)	5.6%
Bonefish Grills……………...….......................………………………	0.8%	-4.1%	(2)	0.2%

(1)          Represents one restaurant for both comparable store sales and average unit volumes.
(2)          Represents one restaurant for comparable store sales and five restaurants and two restaurants for average unit volumes in 2003 and
                2002, respectively.

The Company will conduct a conference call tomorrow, Thursday, February 12, 2004 at 8:00 a.m. Eastern Standard Time, to discuss its financial results for the quarter ended December 31, 2003.  The discussion will be carried live on the Internet and can be accessed via the Company’s website at www.outback.com under the Company Info, Investor Relations section.  Replay of the conference call via the Internet will be available shortly after the event at the same location.

The Company currently operates 829 Outback Steakhouses, 148 Carrabba's Italian Grills, 22 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, 39 Bonefish Grills, two Lee Roy Selmon’s, and three Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.    More...

STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Three months ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenues
Restaurant sales........................................................……	$ 712,884	$ 597,172	$ 2,724,600	$ 2,342,826
Other revenues...........................................................……	5,207	5,498	19,769	19,280
Total revenues..........................................................……	718,091	602,670	2,744,369	2,362,106
Costs and expenses
Cost of sales.............................................................……	254,529	212,358	983,362	856,951
Labor & other related...............................................……	174,342	146,778	669,056	572,229
Other restaurant operating........................................……	150,109	125,630	572,796	478,483
Distribution expense to employee partners, excluding stock expense..…	15,774	12,089	61,030	54,920
Employee partner stock buyout expense..................….....	835	1,384	4,791	4,499
Depreciation and amortization………………………….	22,610	19,354	84,876	73,294
General & administrative.........................................……	29,983	24,876	104,446	89,868
Provision for impaired assets and restaurant closings…..	-	997	5,319	5,281
Income from operations of unconsolidated affiliates........	(1,637)	(1,645)	(6,119)	(6,029)
	646,545	541,821	2,479,557	2,129,496
Income from operations	71,546	60,849	264,812	232,610
Other income (expense), net……………………………..	(319)	(1,023)	(1,100)	(3,322)
Interest income..……………...…….…….………	314	565	1,479	2,529
Interest expense..……………...…….…….………	(546)	(352)	(1,810)	(1,317)
Income before elimination of minority partners' interest and
provision for income taxes...........................................……	70,995	60,039	263,381	230,500
Elimination of minority partners' interest.......................……	1,449	(347)	3,314	(966)
Income before provision for income taxes.......................……	69,546	60,386	260,067	231,466
Provision for income taxes.......................……....................…	24,208	21,148	89,861	80,636
Income before cumulative effect of a change in accounting principle.......…	45,338	39,238	170,206	150,830
Cumulative effect of a change in accounting principle (net of taxes).….…	-	-	-	(740)
Net income................................………………...……	$ 45,338	$ 39,238	$ 170,206	$ 150,090

Basic earnings per share
Income before accounting change……………………….	$ 0.61	$ 0.52	$ 2.26	$ 1.97
Cumulative effect of accounting change…………………	-	-	-	(0.01)
Net income................................………………...………	$ 0.61	$ 0.52	$ 2.26	$ 1.96
Basic weighted shares outstanding……….	74,785	75,828	75,256	76,734

Diluted earnings per share
Income before accounting change……………………….	$ 0.58	$ 0.50	$ 2.17	$ 1.90
Cumulative effect of accounting change…………………	-	-	-	(0.01)
Net income................................………………...………	$ 0.58	$ 0.50	$ 2.17	$ 1.89
Diluted weighted shares outstanding……………………	78,580	78,239	78,393	79,312

SUPPLEMENTAL BALANCE SHEET INFORMATION (in millions):	As of December 31, 2003
Cash	$ 103
Net working capital	$ (63)
Current portion of long-term debt	$ 49
Long-term debt	$ 10

	Three months ended		Year ended
	December 31,		December 31,
OUTBACK STEAKHOUSE, INC. RESTAURANT SALES (in millions):	2003	2002	2003	2002
Outback Steakhouse restaurants
Domestic……………...….......................…………………	$ 530	$ 476	$ 2,087	$ 1,917
International………...….............................………………	33	19	110	61
Total…………………………………………………..…	563	495	2,197	1,978
Carrabba's Italian Grills……………………………………	86	69	321	253
Other………………………………………………………	64	33	207	112

Total company-owned restaurant sales.................................……	$ 713	$ 597	$ 2,725	$ 2,343

The following information presents sales for both the franchised and unconsolidated development joint venture restaurants. These are stores that are not owned by the Company and from which the Company only receives a franchise royalty or a portion of their total net income.  Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing Company revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percent of sales.  These sales do not represent sales of the Company, and are presented only as an indicator of the changes in the restaurant system, which management believes is important information regarding the health of the Company’s restaurant brands.

	Three months ended		Year ended
	December 31,		December 31,
FRANCHISED AND DEVELOPMENT JOINT VENTURE SALES (in millions) (1):	2003	2002	2003	2002
Outback Steakhouse restaurants
Domestic……………...….......................…………………	$ 84	$ 93	$ 369	$ 377
International………...….............................………………	21	20	84	88
Total…………………………………………………..	105	113	453	465
Carrabba's Italian Grills……………………………………	22	22	89	90
Other………………………………………………………	6	4	16	12

Total franchised and development joint venture sales (1)	$ 133	$ 139	$ 558	$ 567

(1) Franchised and development joint venture sales are not included in our Company revenues as reported in our Consolidated Statements of Income.

RESTAURANTS IN OPERATION AS OF DECEMBER 31:	2003	2002
Outback Steakhouses
Company-owned - domestic……………...….......................…	622	580
Company-owned - international………...….............................	51	32
Franchised and development joint venture - domestic..............	101	118
Franchised and development joint venture - international........	51	54
Total................…....................................................................	825	784
Carrabba's Italian Grills
Company-owned.........................................................................	119	94
Development joint venture.........................................................	29	29
Total. ......................................................................................	148	123
Fleming’s Prime Steakhouse and Wine Bars
Company-owned.........................................................................	23	16
Roy’s
Company-owned.........................................................................	17	14
Franchised and development joint venture................................	1	2
Total. ......................................................................................	18	16
Lee Roy Selmon’s
Company-owned ........................................................................	2	1
Bonefish Grills
Company-owned.........................................................................	32	11
Franchised and development joint venture..............................…	5	4
Total. ......................................................................................	37	15
Cheeseburger in Paradise
Company-owned ........................................................................	2	1

System-wide total.........................................................................	1,055	956

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